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                                                                   Exhibit 10.26

                                PROMISSORY NOTE

$250,000.00                                                DATED: March 21, 2003

     FOR VALUE RECEIVED, Jill Kelly Productions, Inc., a Delaware corporation ("Maker") promises to pay to the order of Michael Koretsky ("Holder") the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) together with interest on unpaid principal outstanding, computed from the date of this Note, at the rate provided herein.

     1. Commencing on the date of this Note, the unpaid principal balance outstanding under this Note shall bear interest at the rate of ten percent (10%) per annum.

     2. Interest shall be paid monthly in arrears on the first day of each month commencing on the first day of the calendar month following the date of this Note and continuing on the first day of each month thereafter until six (6) months from the date of this Note (the "maturity date"), at which time the entire amount of principal and any accrued but unpaid interest and all other amounts due under this Note shall be paid in full.

     3. All parties waive presentment for payment, demand, protest, notice of nonpayment, and consent to any and all renewals, extensions and modifications which may be granted by Holder from time to time.

     4. Upon any default under this Note, Holder may, at his option, and without notice, declare immediately due and payable the entire unpaid principal sum of this Note together with all accrued unpaid interest and all amounts due under this Note.

     5. Maker shall have the right to prepay all or any part of the principal balance of this Note without penalty prior to the maturity date.



                                        Jill Kelly Productions, Inc.
                                        A Delaware corporation



                                        By: /s/ Robert A. Friedland
                                           ----------------------------
                                           Robert A. Friedland



This note is personally guaranteed by Robert A. Friedland.



     /s/ Robert A. Friedland               3/21/03
     ---------------------------           -------
     Robert A. Friedland                   Date